Exhibit 99.1

Netcapital Announces Exercise of Warrants for $2.2 Million Gross Proceeds

Boston, May 24, 2024 — Netcapital Inc. (the “Company”) (NASDAQ: NCPL, NPCLW), a digital private capital markets ecosystem, today announced the entry into definitive agreements for the immediate exercise of certain outstanding Series A-2 warrants to purchase up to an aggregate of 14,320,000 shares of common stock of the Company originally issued in December 2023, having an exercise price of $0.25 per share, at a reduced exercise price of $0.155 per share. The shares of common stock issuable upon exercise of the warrants are registered pursuant to an effective registration statement on Form S-1 (No. 333-275210). The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $2.2 million, prior to deducting placement agent fees and estimated offering expenses.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash, the Company will issue new unregistered Series A-3 warrants to purchase up to 14,320,000 shares of common stock and new unregistered Series A-4 warrants to purchase up to 14,320,000 shares of common stock. The Series A-3 new warrants will have an exercise price of $0.155 per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the new warrants and will expire five years thereafter. The Series A-4 new warrants will have an exercise price of $0.155 per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the new warrants and will expire eighteen months thereafter.

The offering is expected to close on or about May 29, 2024, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for general working capital purposes.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants.

The Company is voluntarily reducing the exercise price for all outstanding Series A-2 Warrants to purchase 16,000,000 shares of common stock, including the Series A-2 Warrants to purchase up to 14,320,000 shares of common stock referred to above, that were previously issued in December 2023 and have an exercise price of $0.25 per share, such that all outstanding Series A-2 Warrants have a reduced exercise price of $0.155 per share.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events, including, but not limited to, statements relating to closing of the offering and satisfaction of closing conditions of the offering, the expected gross proceeds from the offering and statements regarding the anticipated use of proceeds from the offering, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contacts

800-460-0815

ir@netcapital.com

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